INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in Registration Statement No. 33-44613 of Guaranty National Corporation on Form S-8 of our report dated February 14, 1997, appearing in this Annual Report on Form 10-K of Guaranty National Corporation for the year ended
December 31, 1996.


s/DELOITTE & TOUCHE LLP

Denver, Colorado
March 5, 1997